                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                  GENZYME CORPORATION, GLBC CORP., GLBC LLC AND

                               ILEX ONCOLOGY, INC.


                          -----------------------------

                          Dated as of February 26, 2004

                          -----------------------------

                                TABLE OF CONTENTS

                                                                                                         PAGE
SECTION 1 - THE MERGERS....................................................................................1

     1.1    The Mergers....................................................................................1

     1.2    Effective Time.................................................................................2

     1.3    Closing........................................................................................3

     1.4    Directors and Officers of the First Surviving Entity...........................................3

     1.5    Effects of the Mergers.........................................................................3

     1.6    Conversion of Common Stock.....................................................................3

     1.7    Company Options and Purchase Rights............................................................4

     1.8    Closing of Company Transfer Books..............................................................5

     1.9    Exchange of Certificates.......................................................................5

     1.10   No Liability...................................................................................6

     1.11   Lost Certificates..............................................................................6

     1.12   Withholding Rights.............................................................................6

     1.13   Distributions with Respect to Unexchanged Shares...............................................6

     1.14   Additional Matters.............................................................................7

     1.15   Conversion of Shares in Second Merger..........................................................7

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF COMPANY......................................................7

     2.1    Organization and Qualification.................................................................7

     2.2    Authority to Execute and Perform Agreement.....................................................8

     2.3    Capitalization and Title to Shares.............................................................8

     2.4    Company Subsidiaries..........................................................................10

     2.5    SEC Reports...................................................................................10

     2.6    Financial Statements..........................................................................11

     2.7    Absence of Undisclosed Liabilities............................................................11

     2.8    Absence of Adverse Changes....................................................................11

     2.9    Compliance with Laws..........................................................................12

     2.10   Actions and Proceedings.......................................................................13

     2.11   Contracts and Other Agreements................................................................14

     2.12   Property......................................................................................16

     2.13   Insurance.....................................................................................17

     2.14   Commercial Relationships......................................................................18

     2.15   Tax Matters...................................................................................18

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                         PAGE
     2.16   Employee Benefit Plans........................................................................20

     2.17   Employee Relations............................................................................22

     2.18   Environmental Matters.........................................................................23

     2.19   No Breach.....................................................................................25

     2.20   Board Approvals...............................................................................26

     2.21   Financial Advisor.............................................................................26

     2.22   Proxy Statement and Registration Statement....................................................26

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF PARENT......................................................27

     3.1    Organization and Qualification................................................................27

     3.2    Authority to Execute and Perform Agreement....................................................27

     3.3    Capitalization................................................................................27

     3.4    SEC Reports...................................................................................28

     3.5    Financial Statements..........................................................................28

     3.6    Absence of Undisclosed Liabilities............................................................28

     3.7    Absence of Adverse Changes....................................................................29

     3.8    Actions and Proceedings.......................................................................29

     3.9    Intellectual Property.........................................................................29

     3.10   No Breach.....................................................................................29

     3.11   Proxy Statement and Registration Statement....................................................29

     3.12   LLC...........................................................................................30

     3.13   Sub...........................................................................................30

SECTION 4 -  COVENANTS AND AGREEMENTS.....................................................................30

     4.1    Conduct of Business...........................................................................30

     4.2    Corporate Examinations and Investigations.....................................................33

     4.3    Expenses......................................................................................34

     4.4    Authorization from Others.....................................................................34

     4.5    Further Assurances............................................................................34

     4.6    Preparation of Disclosure Documents...........................................................35

     4.7    Public Announcements..........................................................................36

     4.8    Affiliate Letters.............................................................................36

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                         PAGE
     4.9    Nasdaq Listings...............................................................................36

     4.10   No Solicitation...............................................................................36

     4.11   Regulatory Filings............................................................................37

     4.12   Notification of Certain Matters...............................................................38

     4.13   Registration of Certain Shares................................................................38

     4.14   Employee Matters..............................................................................38

     4.15   Indemnification...............................................................................39

     4.16   Section 16 Approval...........................................................................39

     4.17   Participation in Certain Actions and Proceedings..............................................39

     4.18   Tax Elections and Reporting...................................................................40

SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGERS...............40

     5.1    Stockholder Approval..........................................................................40

     5.2    Registration Statement........................................................................40

     5.3    Absence of Order..............................................................................40

     5.4    Regulatory Approvals..........................................................................40

     5.5    HSR Act.......................................................................................40

     5.6    Nasdaq........................................................................................40

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT, LLC AND SUB TO CONSUMMATE THE MERGERS......41

     6.1    Representations, Warranties and Covenants.....................................................41

     6.2    Corporate Certificates........................................................................41

     6.3    Secretary's Certificate.......................................................................41

     6.4    Affiliate Letters.............................................................................41

     6.5    Tax Opinion...................................................................................41

     6.6    Consents......................................................................................41

     6.7    FIRPTA Certificate............................................................................42

     6.8    Pending Litigation............................................................................42

SECTION 7 -  CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY TO CONSUMMATE THE MERGERS..................42

     7.1    Representations, Warranties and Covenants.....................................................42

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                         PAGE
     7.2    Tax Opinion...................................................................................42

     7.3    Merger Documents..............................................................................42

SECTION 8 -  TERMINATION, AMENDMENT AND WAIVER............................................................42

     8.1    Termination...................................................................................42

     8.2    Effect of Termination.........................................................................44

     8.3    Termination Fee...............................................................................44

     8.4    Amendment.....................................................................................45

     8.5    Waiver........................................................................................45

SECTION 9 -  MISCELLANEOUS................................................................................45

     9.1    No Survival...................................................................................45

     9.2    Notices.......................................................................................45

     9.3    Entire Agreement..............................................................................46

     9.4    Governing Law.................................................................................46

     9.5    Binding Effect; No Assignment; No Third-Party Beneficiaries...................................47

     9.6    Section Headings..............................................................................47

     9.7    Counterparts..................................................................................47

     9.8    Severability..................................................................................47

     9.9    Submission to Jurisdiction; Waiver............................................................47

     9.10   Enforcement...................................................................................47

     9.11   Rules of Construction.........................................................................48

     9.12   Waiver of Jury Trial..........................................................................48

                                    EXHIBITS

Exhibit A             Form of First Certificate of Merger

Exhibit B             Form of Second Certificate of Merger

Exhibit C             Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 26, 2004 is among Genzyme Corporation ("Parent"), a Massachusetts corporation, GLBC Corp. ("Sub"), a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Parent, GLBC LLC ("LLC"), a newly formed Delaware limited liability company and a direct wholly-owned subsidiary of Parent, and ILEX Oncology, Inc. ("Company"), a Delaware corporation. The parties wish to effect a strategic business combination.

                                 R E C I T A L S

     A. For United States Federal income tax purposes, it is intended that the Mergers (as defined in Section 1.1(b)) will qualify as a single reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. For financial accounting purposes, it is intended that the First Merger (as defined in Section 1.1(a)) will be accounted for using the purchase method of accounting.

     B. For purposes of this Agreement, "Parent Common Stock" shall mean Genzyme General Division Common Stock, $0.01 par value per share, of Parent as such series may be redesignated or undesignated, together with an associated GGD Stock Purchase Right, as such rights may be redesignated, under Parent's Amended and Restated Renewed Rights Agreement, as amended ("Parent's Rights Plan").

            In consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                             SECTION 1 - THE MERGERS

     1.1    THE MERGERS.

            (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Company and Sub shall consummate a merger (the "First Merger") pursuant to which (i) Sub shall be merged with and into Company and the separate corporate existence of Sub shall thereupon cease,
(ii) Company shall be the successor or surviving entity in the First Merger (sometimes referred to herein as the "First Surviving Entity") and shall continue to be governed by the laws of the State of Delaware and (iii) the separate corporate existence of Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the First Merger. The First Surviving Entity shall be a direct wholly-owned subsidiary of Parent and shall succeed to and assume all the rights and obligations of Sub and Company in accordance with the Delaware General Corporation Law (the "DGCL").

            (b) Subject to the terms and conditions of this Agreement, promptly after, and conditioned upon the occurrence of, the Effective Time, and in any event by 11:59 p.m. on the date on which the Effective Time occurs, Company and LLC shall consummate a merger (the "Second Merger" and, together with the First Merger, the "Mergers") pursuant to which (i) Company shall be merged with and into LLC and the separate corporate existence of Company shall thereupon cease, (ii) LLC shall be the successor or surviving entity in the Second Merger (sometimes referred to herein as the "Second Surviving Entity") and shall continue to be governed by the laws of the State of Delaware and (iii) the separate existence of LLC, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Second Merger. The Second Surviving Entity shall succeed to and assume all the rights and obligations of LLC and Company in accordance with the DGCL and Delaware Limited Liability Company Act (the "DLLCA").

            (c) Pursuant to the First Merger, (i) the Certificate of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the First Surviving Entity until the earlier of (A) amendment as provided by law and such Certificate of Incorporation or (B) the Second Merger, and (ii) the By-laws of Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the First Surviving Entity until the earlier of (A) amendment as provided by law, such Certificate of Incorporation and such By-laws or (B) the Second Merger.

            (d) Pursuant to the Second Merger, the Limited Liability Company Agreement of LLC, as in effect immediately prior to the effective time of the Second Merger, shall be the Limited Liability Company Agreement of the Second Surviving Entity until thereafter amended as provided by law and such Limited Liability Company Agreement. The Second Merger shall have the effects set forth in the DGCL and the DLLCA.

     1.2    EFFECTIVE TIME.

            (a) Parent, Sub and Company shall cause a certificate of merger with respect to the First Merger (the "First Certificate of Merger") in the form of Exhibit A to be filed on the Closing Date (as defined in Section 1.3), or on such other date as Parent and Company may agree, with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The First Merger shall become effective on the date on which the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the First Merger in accordance with the DGCL are duly filed with the Secretary of State (the "First Merger Filing") or such other time as is specified in the First Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

            (b) Parent, LLC and Company shall cause a certificate of merger with respect to the Second Merger (the "Second Certificate of Merger") in the form of Exhibit B, to be filed on the Closing Date, or on such other date as Parent and Company may agree, with the Secretary of State as provided in the DGCL and the DLLCA. The Second Merger shall become effective on the date on which the Second Certificate of Merger pursuant to Section 264 of the DGCL and Section 18-209 of the DLLCA and any other documents necessary to effect the Second Merger in accordance with the DGCL and the DLLCA are duly filed with the Secretary of State (the "Second Merger Filing" and, together with the First Merger Filing, the "Merger Filings") or such other time as is specified in the Second Certificate of Merger.

     1.3 CLOSING. The closing of the Mergers (the "Closing") shall take place at 9:00 a.m., Eastern time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Sections 5, 6 and 7 that are susceptible to satisfaction prior to the Closing (the "Closing Date"), at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, or such other date or place as agreed to in writing by the parties hereto.

     1.4 DIRECTORS AND OFFICERS OF THE FIRST SURVIVING ENTITY. The directors and officers of Company at the Effective Time shall, from and after the Effective Time and prior to the effective time of the Second Merger, be the directors and officers, respectively, of the First Surviving Entity, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the First Surviving Entity's Certificate of Incorporation and By-laws.

     1.5    EFFECTS OF THE MERGERS.

            (a) At and after the Effective Time, the First Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Sub shall be vested in the First Surviving Entity, and all debts, liabilities and duties of Company and Sub shall become the debts, liabilities and duties of the First Surviving Entity.

            (b) At and after the effective time of the Second Merger, the Second Merger shall have the effects set forth in the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at such effective time of the Second Merger all the property, rights, privileges, powers and franchises of the First Surviving Entity and LLC shall be vested in the Second Surviving Entity, and all debts, liabilities and duties of the First Surviving Entity and LLC shall become the debts, liabilities and duties of the Second Surviving Entity.

     1.6    CONVERSION OF COMMON STOCK.

            (a) MERGER CONSIDERATION IN THE FIRST MERGER. At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, Sub or Company:

                (i) Subject to payment of cash in lieu of fractional shares as provided below, each share of Company common stock, $0.01 par value per share (together with the associated rights (the "Rights") under the Company Rights Plan (as defined in Section 2.20(c)) "Company Common Stock") outstanding immediately prior to the Effective Time, other than shares held by Company as treasury stock and shares held by Parent or Sub, shall be cancelled and extinguished and automatically converted into and become the right to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio (the "Per Share Stock Consideration"). The "Exchange Ratio" shall equal $26.00 divided by the Parent Share Price and rounded to four decimal places; provided however, that if the Parent Share Price is greater than $59.88, then the Exchange Ratio shall equal 0.4342 and if the Parent Share Price is less than $46.58, then the Exchange Ratio shall equal 0.5582. The "Parent Share Price" shall mean the average (rounded to the nearest cent) of the per share closing prices of Parent Common Stock as reported by the NASDAQ National Market for the twenty trading days ending on the fifth trading day prior to the Closing Date.

                (ii) If prior to the Effective Time there is a change in the number of issued and outstanding shares of Parent Common Stock as the result of reclassification, subdivision, recapitalization, stock split (including reverse stock split) or stock dividend, the Exchange Ratio shall be equitably adjusted to give effect to such event. If prior to the Effective Time there is a change in the number of issued and outstanding shares of Company Common Stock as the result of reclassification, subdivision, recapitalization, stock split (including reverse stock split) or stock dividend, the Exchange Ratio shall be equitably adjusted to give effect to such event.

                (iii) The shares of Parent Common Stock payable pursuant to this Section 1.6(a), together with cash payments in lieu of fractional shares pursuant to Section 1.6(b), are referred to collectively as the "Merger Consideration."

            (b) NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of fractional shares, each stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock hereunder (after aggregating all fractional shares to be received by such stockholder), shall receive, without interest, an amount in cash (rounded to the nearest whole cent) determined by multiplying such fraction by the last sale price of a share of Parent Common Stock as reported by the NASDAQ National Market on the date during which the Effective Time occurs.

            (c) CANCELLED STOCK. All shares of Company Common Stock (and the associated Rights) held at the Effective Time by Company as treasury stock or by Parent or Sub shall be cancelled and extinguished and no payment shall be made with respect thereto.

            (d) SUB STOCK. In the First Merger, each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the First Surviving Entity.

     1.7    COMPANY OPTIONS AND PURCHASE RIGHTS.

            (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (the "Company Options") granted under Company's 1995 Stock Option Plan, Second Amended and Restated 1996 Non-Employee Director Stock Option Plan, 2000 Employee Stock Compensation Plan, Non-Employee Director Stock Option Agreements listed on Section 1.7(a) of the Company Disclosure Schedule (as defined in Section 2), and 2001 UK Employee Stock Compensation Plan (the "Company Stock Option Plans") shall be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan or in the applicable stock option agreement or certificate immediately prior to the Effective Time (including, without limitation, any repurchase rights), except (i) that each Company Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) that the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of

Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (iii) for the vesting of such options may have been accelerated as indicated on Section 2.3(b) of the Company Disclosure Schedule. After the Effective Time, Parent shall issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent. The adjustments provided herein with respect to any Company Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code so as to preserve the benefits of such "incentive stock options."

            (b) Company shall amend its 2000 Employee Stock Purchase Plan, as amended (the "Company Purchase Plan") so that as of the Closing Date (i) the Company Purchase Plan is terminated, (ii) no further contributions, through payroll deductions or otherwise, will be made under the Company Purchase Plan, and (iii) there will be no outstanding rights of participants under the Company Purchase Plan. Prior to the Closing Date, Company will take all actions (including, if appropriate, amending the terms of the Company Purchase Plan) that are necessary to give effect to this Section 1.7(b).

     1.8 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of Company shall be closed and no further registration of transfers of shares of Company Common Stock shall thereafter be made. On or after the Effective Time, any Certificates (as defined in Section 1.9) presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.13.

     1.9    EXCHANGE OF CERTIFICATES.

            (a) Parent shall authorize American Stock Transfer & Trust Company or one or more other persons reasonably acceptable to Company to act as Exchange Agent in connection with the First Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to former record holders of shares of Company Common Stock letters of transmittal and instructions for surrendering their certificates formerly representing shares of Company Common Stock ("Certificates") in exchange for Merger Consideration. The fees and expenses of the Exchange Agent shall be paid by Parent, and Parent shall indemnify Company against actions taken by the Exchange Agent pursuant hereto and pursuant to any Exchange Agent agreement other than for acts or omissions which constitute willful misconduct or gross negligence, pursuant to the agreement with Exchange Agent.

            (b) Promptly after the Effective Time, Parent shall deliver to the Exchange Agent sufficient shares of Parent Common Stock to satisfy Merger Consideration and sufficient cash to satisfy payments for fractional shares. After the Effective Time, upon receipt of Certificates for cancellation, together with a properly completed letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of, and title to, the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and other requested documents and in accordance with the instructions thereon, the holder of such Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Certificates so surrendered shall have been converted pursuant to Section 1.6(a)(i) and (ii) a check in the amount of any cash due pursuant to Sections 1.6(b) and 1.13. No interest shall be paid or shall accrue on any such amounts.

            (c) Until surrendered in accordance with the provisions of this
Section 1.9, each Certificate shall represent for all purposes only the right to receive Merger Consideration and, if applicable, amounts under Section 1.13. Shares of Parent Common Stock into which shares of Company Common Stock shall be converted in the First Merger at the Effective Time shall be deemed to have been issued at the Effective Time. If any certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Beginning the date which is six months following the Closing Date, Parent shall act as the Exchange Agent and thereafter any holder of an unsurrendered Certificate shall look solely to Parent for any amounts to which such holder may be due, subject to applicable law. Notwithstanding any other provisions of this Agreement, any portion of the Merger Consideration remaining unclaimed five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity) shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     1.10 NO LIABILITY. None of Parent, the First Surviving Entity, the Second Surviving Entity or the Exchange Agent shall be liable to any person in respect of any shares (or dividends or distributions with respect thereto) or cash payments delivered to a public official pursuant to any applicable escheat, abandoned property or similar law.

     1.11 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it or its affiliates or agents with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any amounts due pursuant to Section 1.13.

     1.12 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

     1.13 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividend or other distribution declared with respect to Parent Common Stock with a record date after the date during which the Effective Time occurs shall be paid to holders of unsurrendered Certificates or holders who comply with the provisions of Section 1.11 (with regard to lost certificates) until such holders surrender such Certificates or submit an affidavit (and any reasonably required bond) in accordance with
Section 1.11. Upon the surrender of such Certificates in accordance with Section
1.9 or submission of an affidavit (and any reasonably required bond) in accordance with Section 1.11, there shall be paid to such holders, promptly after such surrender or submission, as the case may be, the amount of dividends or other distributions, without interest, declared with a record date after the date during which the Effective Time occurs and not paid because of the failure to surrender such Certificates for exchange.

     1.14 ADDITIONAL MATTERS. At and after the Effective Time, the officers and directors of Company prior to the Second Merger and the agents of LLC following the Second Merger shall be authorized to execute and deliver, in the name and on behalf of Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company, any other actions and things to vest, perfect or confirm of record or otherwise in the First Surviving Entity or the Second Surviving Entity, as the case may be, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the First Surviving Entity or the Second Surviving Entity, as the case may be, as a result of, or in connection with, the Mergers.

     1.15 CONVERSION OF SHARES IN SECOND MERGER. At the effective time of the Second Merger, by virtue of the Second Merger and without any action on the part of any party hereto or any holder of any capital stock of the First Surviving Entity or any member interests in LLC, and conditioned upon the prior occurrence of the Effective Time, all of the capital stock of the First Surviving Entity issued and outstanding immediately prior to the Second Merger shall be converted into member interests in LLC, and all member interests in LLC immediately prior to the effective time of the Second Merger shall continue to be outstanding following such effective time and shall be unaffected by the Second Merger.

              SECTION 2 - REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth on the disclosure schedule delivered by Company to Parent on the date hereof (the "Company Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Company hereby makes the following representations and warranties to, and agreements with, Parent, Sub and LLC:

     2.1    ORGANIZATION AND QUALIFICATION.

            (a) Each of Company and each Company Subsidiary (as defined in
Section 2.4(a)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of Company and each Company Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not reasonably be expected to have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, results of operations or financial condition of Company, or its successor entities, and the Company Subsidiaries, taken as a whole; provided that a "Company Material Adverse Effect" shall not include any such adverse effect primarily related to (i) Company's acts or omissions required by the terms of this Agreement (ii) the economy or securities markets of the United States in general or (iii) conditions affecting the biotechnology and biopharmaceutical industries generally, in the case of (ii) or (iii), without a disproportionate impact on Company and the Company Subsidiaries.

            (b) Company has previously provided or made available to Parent true and complete copies of the charter and by-laws or other organizational documents of Company and each Company Subsidiary as presently in effect, and none of Company or any Company Subsidiary is in default in the performance, observation or fulfillment of such documents, except, in the case of Company Subsidiaries, such defaults that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     2.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Company has the corporate power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Mergers, to the adoption of this Agreement by the holders of Company Common Stock, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Company. No other action on the part of Company is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of Company Common Stock). This Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The affirmative approval of the holders of a majority of the shares of Company Common Stock outstanding is the only vote of holders of Company capital stock required to adopt and approve this Agreement and the Mergers.

     2.3    CAPITALIZATION AND TITLE TO SHARES

            (a) Company is authorized to issue 100,000,000 shares of Company Common Stock, of which 39,061,379 shares were issued and outstanding as of February 11, 2004. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

            (b) Company has reserved 6,275,000 shares of Company Common Stock for issuance pursuant to all of the Company Options. Company Options to purchase 4,188,503 shares of Company Common Stock were outstanding as of February 25, 2004. Section 2.3(b) of the Company Disclosure Schedule includes a true and complete list of all Company Options outstanding as of February 25, 2004, which schedule shows the underlying shares that have vested, the applicable vesting and acceleration provisions, the expiration date, and whether the option is an incentive stock option. No Company Options have been granted since February 25, 2004. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished or made available to Parent. Except as set forth in Section

2.3(b) of the Company Disclosure Schedule, Company is not obligated to accelerate the vesting of any Company Options as a result of the Mergers. Each Company Stock Option Plan (including all amendments) has been duly approved by Company's stockholders.

            (c) Company has reserved 250,000 shares of Company Common Stock for future issuance under the Company Purchase Plan.

            (d) Company is authorized to issue 20,000,000 shares of Preferred Stock ("Company Preferred Stock"), none of which are issued and outstanding.

            (e) Except as set forth in Section 2.3(e) of the Company Disclosure Schedule, and except for (i) shares indicated as issued and outstanding on February 11, 2004 in Section 2.3(a) and (ii) shares issued after such date upon
(A) the exercise of outstanding Company Options listed in Section 2.3(b) of the Company Disclosure Schedule or granted after the date of this Agreement without violating the terms of this Agreement or (B) the exercise of purchase rights in accordance with the Company Purchase Plan in an amount not in excess of the number indicated as reserved for such purpose in Section 2.3(c), there are not as of the date hereof, and at the Effective Time there will not be, any shares of Company Common Stock issued and outstanding.

            (f) Company's authorized capital stock consists solely of the Company Common Stock described in Section 2.3(a) and the Company Preferred Stock described in Section 2.3(d). Except as set forth in Section 2.3(f)(i) of the Company Disclosure Schedule, there are not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of Company or obligating Company to grant, extend or enter into any such agreement, other than Company Options listed in
Section 2.3(b) of the Company Disclosure Schedule or granted after the date of this Agreement without violating the terms of this Agreement and rights to purchase shares of Company Common Stock pursuant to the Company Purchase Plan in an amount not in excess of the number indicated as reserved for such purpose in
Section 2.3(c). To the Knowledge of Company, as of the date of this Agreement, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of Company. "Knowledge of Company" means the actual knowledge after reasonable inquiry of the individuals named in Section 2.3(f)(ii) of the Company Disclosure Schedule.

            (g) Neither Company nor any Company Subsidiary beneficially owns any shares of capital stock of Parent.

            (h) Company has no outstanding bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders may vote.

     2.4    COMPANY SUBSIDIARIES.

            (a) Section 2.4(a) of the Company Disclosure Schedule sets forth a true and complete list of the names, jurisdictions of organization and capitalization of each Company Subsidiary and, for Company and each Company Subsidiary, the jurisdictions in which it is qualified to do business. Section 2.4(a) of the Company Disclosure Schedule also sets forth for each such subsidiary the individuals who comprise the board of directors or comparable body for each such entity. To the extent requested by Parent, Company agrees to take, or cause to be taken, the actions necessary so that those individuals will resign and be replaced by individuals specified by Parent effective as of the Effective Time. All issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly by Company or another Company Subsidiary free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Company Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, of which (i) Company or any Company Subsidiary is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by Company or by any Company Subsidiary, or by Company and one or more Company Subsidiary.

            (b) There are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Company Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, shares of the capital stock or other securities of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to grant, extend or enter into any such agreement. To the Knowledge of Company, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Company Subsidiary.

            (c) Section 2.4(c) of the Company Disclosure Schedule sets forth, for each Company Joint Venture, the interest held by Company and the jurisdiction in which such Company Joint Venture is organized. Interests in Company Joint Ventures held by Company are held directly by Company or a Company Subsidiary, free and clear of any charges, liens, encumbrances, security interests or adverse claims. The term "Company Joint Venture" means any corporation or other entity (including partnership, limited liability company and other business association) that is not a Company Subsidiary and in which Company or one or more Company Subsidiaries owns an equity interest (other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or other equity of any such entity).

     2.5 SEC REPORTS. Company previously has made available to Parent (i) its Annual Report on Form 10-K for the year ended December 31, 2002 (the "Company 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), (ii) all proxy statements relating to Company's meetings of stockholders held or to be held after December 31, 2002 and (iii) all other documents filed by Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1999 and prior to the date of this Agreement (the "Company SEC Reports"). As of their respective dates, or, if amended, as of the date of the most recent amendment, such documents complied, and all documents filed by Company with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects, with applicable SEC requirements and did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties agree that failure of Company's chief executive officer or chief financial officer to provide an unqualified certification in any certification required to be filed with any document filed with the SEC between the date of this Agreement and the Closing Date will constitute an event that has a Company Material Adverse Effect. On and since January 1, 2003, Company has timely filed, and between the date of this Agreement and the Closing Date shall timely file, with the SEC all periodic reports required to be filed by it under the Exchange Act. No Company Subsidiary is required to file any form, report or other document with the SEC.

     2.6 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Company 10-K and in Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003 (the "Company 10-Q") have, in all material respects, been prepared from, and are in accordance with, the books and records of Company and fairly present the consolidated financial condition and results of operations of Company and the Company Subsidiaries, taken as a whole, as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject in the case of the unaudited financial statements included in the Company 10-Q to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of notes in the unaudited financial statements.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of December 31, 2002, Company and the Company Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 2002 (or the notes thereto) included in the Company 10-K (the "Company Balance Sheet") that were not adequately reflected or reserved against on the Company Balance Sheet. Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, other than liabilities (i) adequately reflected or reserved against on the Company Balance Sheet, (ii) reflected in Company's unaudited balance sheet dated September 30, 2003, included in the Company 10-Q,
(iii) included in Section 2.7 of the Company Disclosure Schedule, (iv) incurred since September 30, 2003 in the ordinary course of business, (v) disclosed in the Company SEC Reports or (vi) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     2.8    ABSENCE OF ADVERSE CHANGES.

            (a) Except as set forth in Section 2.8 of the Company Disclosure Schedule, there has not been any change, event or circumstance that has had, or is reasonably likely to have, a Company Material Adverse Effect since September 30, 2003.

            (b) Except as set forth in Section 2.8 of the Company Disclosure Schedule, there has not been any action taken by Company or any Company Subsidiary during the period from September 30, 2003 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of any portion of Section 4.1 other than the Parent notification and consultation requirements of Section 4.1(a)(vii); provided, however, that, for purposes of this Section 2.8(b), the threshold in 4.1(b)(i) shall be $500,000 and the threshold in 4.1(b)(vii) for aggregate capital expenditures shall be $1 million.

     2.9    COMPLIANCE WITH LAWS.

            (a) Company and the Company Subsidiaries including their respective employees (to the extent Company or a Company Subsidiary would be liable with respect thereto) have obtained each Federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a governmental entity material to the operation of the business of Company or any Company Subsidiary (collectively called "Permits"), and all of such Permits are in full force and effect, except where the failure to obtain or have any such Permit would not reasonably be expected to have a Company Material Adverse Effect; and no proceeding is pending or, to the Knowledge of Company, threatened to revoke, suspend or adversely modify any of such Permits.

            (b) Company and the Company Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or governmental entity (collectively, "Laws") relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, (i) the Foreign Corrupt Practices Act of 1977 and any other Laws regarding use of funds for political activity or commercial bribery and (ii) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental matters, interstate commerce, anti-kickback, healthcare and antitrust.

            (c) Company and the Company Subsidiaries including their respective employees (to the extent Company or a Company Subsidiary would have liability with respect thereto) are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any Federal, state, local or foreign law, ordinance or regulation, including without limitation the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of contract research services, labor and employment practices, health and safety, zoning, pollution or protection of the environment except for violations of or liabilities under any of the foregoing which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (d) Each product and product candidate subject to United States Food and Drug Administration (the "FDA") jurisdiction under the Federal Food, Drug and Cosmetic Act ("FDCA"), the Public Health Service Act ("PHS") or similar foreign governmental entity or Law that is manufactured, tested, distributed, held and/or marketed by Company, the Company Subsidiaries and their licensees is being manufactured, tested, distributed, held and marketed in compliance in all material respects with all applicable requirements under the FDCA, the PHS or such similar Law of any foreign jurisdiction including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, promotional activities, record keeping, filing of reports and security.

            (e) Company has, prior to the execution of this Agreement, provided or made available to Parent copies of all documents in the possession of Company or any Company Subsidiary (or to which any of them has access) material to assessing compliance with the FDCA and its implementing regulations and the PHS and its implementing regulations, including, but not limited to, copies of (i) all warning letters and untitled letters, notices of adverse findings and similar correspondence received in the last three years, (ii) all 483s and other audit reports performed during the last three years, and (iii) any document concerning any significant oral or written communication received from the FDA in the last three years. Company has provided to Parent all FDA correspondence and minutes from meetings with FDA during the last two years that Parent has requested.

            (f) Company and the Company Subsidiaries have not been notified by a licensee or partner of any violation of the Federal Anti-Kickback Act, any Federal conspiracy statutes, the Prescription Drug Marketing Act, Federal False Claims Act, Federal Stark Law or any other Federal or state statute related to sales and marketing practices of pharmaceutical manufacturers and others involved in the purchase and sale of pharmaceutical products with respect to any products of Company or any Company Subsidiary.

            (g) Company and the Company Subsidiaries have not been notified of any failure by a licensee or partner to comply with, or maintain systems and programs to ensure compliance with, all requirements of the FDCA, PHS, and regulations issued thereunder, and similar or related foreign or domestic laws and regulations, pertaining to programs or systems regarding product quality, notification of facilities and products, corporate integrity, pharmacovigilence and conflict of interest including, but not limited to, Current Good Manufacturing Practice Requirements, Good Laboratory Practice Requirements, Establishment Registration and Product Listing requirements, requirements applicable to the debarment of individuals, requirements applicable to the conflict of interest of clinical investigators and Adverse Drug Reaction Reporting requirements with respect to any products of Company or any Company Subsidiary.

            (h) Company and the Company Subsidiaries have not been notified of any failure by a licensee or partner to have at all times complied with their obligations to report accurate pricing information for Company's or a Company Subsidiary's pharmaceutical products to the government and to pricing services relied upon by the government and other payors for pharmaceutical products, including without limitation their obligations to report accurate "Fees and Prices" under the Medicaid Rebate Statute and accurate average wholesale prices.

            (i) Company and the Company Subsidiaries are in compliance with all export control laws, including those administered by the U.S. Department of Commerce and the U.S. Department of State, and asset control laws, including those administered by the U.S. Department of the Treasury.

     2.10   ACTIONS AND PROCEEDINGS.

            (a) There are no outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Company, any Company Subsidiary or any of their securities, assets or properties. Except as disclosed in the Company SEC Reports, there are no material actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the Knowledge of Company, threatened against Company, any Company Subsidiary, or any of their securities, assets or properties. To the Knowledge of Company, except as disclosed in a Company SEC Report, there is no fact, event or circumstance now in existence that reasonably would be expected to give rise to any action, suit, claim, proceeding or investigation that, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby.

            (b) Company has not been notified of any pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of Company or any Company Subsidiary, which if adversely determined, would have a Company Material Adverse Effect. Company is not a party to or defendant in any product liability claims.

            (c) There are no pending nor, to the Knowledge of Company, threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged failure to meet professional standards of the contract research industry or breach of contractual obligations with respect to contract research services provided or to be provided by Company or any Company Subsidiary, or otherwise against Company or any Company Subsidiary arising out of the provision or agreement to provide contract research services, which if adversely determined, would have a Company Material Adverse Effect.

     2.11   CONTRACTS AND OTHER AGREEMENTS.

            (a) (i)    Neither Company nor any Company Subsidiary is a party to
or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Company 10-K, the Company 10-Q or the Quarterly Reports on Forms 10-Q of Company filed with the SEC covering the first and second fiscal quarters of Company's 2003 fiscal year (such Quarterly Reports on Forms 10-Q, together with the Company 10-Q, the "Company 2003 10-Qs") or a Form 8-K filed by Company. All of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon Company or the applicable Company Subsidiary, and, to the Knowledge of Company, binding upon the other parties thereto in accordance with their terms, and Company and the Company Subsidiaries have paid in full or accrued all amounts now due from them thereunder, and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, except for defaults which individually or in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect, nor, to the Knowledge of Company, is any other party to any such contract or other agreement in default thereunder, except for defaults which individually or in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults which individually or in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect. True and complete copies of all of the contracts and other agreements referred to in this Section 2.11 have been provided or made available to Parent.

                (ii) All of the Select Agreements (as defined below) are valid, subsisting, in full force and effect, binding upon Company or the applicable Company Subsidiary, and, to the Knowledge of Company, binding upon the other parties thereto in accordance with their terms, and Company and the Company Subsidiaries have paid in full or accrued substantially all amounts now due from them thereunder, and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them other than defaults that could not reasonably be expected to result in a material liability or termination of the Agreement, nor, to the Knowledge of Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, other than defaults that could not reasonably be expected to result in a material liability or termination of the Agreement. "Select Agreements" mean any and all agreements to which Company or any Company Subsidiary and any of the following entities or their affiliates (or either's successors in interest) is a party: (1) Schering AG, (2) Boehringer Ingelheim Pharma KG (3) Bioenvision, Inc., (4) Knoll AG, (5) Millennium Pharmaceuticals, Inc, or (6) British Technology Group Ltd.

            (b) Other than those contracts disclosed in the Company 10 K or the Company 2003 10 Qs, Section 2.11(b) of the Company Disclosure Schedule and the Select Agreements, neither Company nor any Company Subsidiary is a party to any agreement that limits or restricts Company, any Company Subsidiary or any of their affiliates or successors in competing or engaging in any line of business, in any therapeutic area, in any geographic area or with any person.

            (c) Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is a party to any agreement obligating Company to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), which filing has not yet been made, and Company is in material compliance with each such agreement, all of which are listed on Section 2.11(c) of the Company Disclosure Schedule. No registration rights involving Company securities shall survive consummation of the First Merger.

            (d) Section 2.11(d) of the Company Disclosure Schedule contains a correct and complete list of all effective registration statements filed by Company on Form S-3 or Form S-8 or otherwise relying on Rule 415 under the Securities Act.

            (e) Other than agreements incorporated by reference into or listed as material contracts in the exhibit index of the Company 10-K, the Company 2003 10-Qs, or Form 8-Ks filed by the Company and the Select Agreements, in each case unredacted copies of which have previously been provided or made available to Parent, and except as set forth in Section 2.11(e) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is a party to any agreement
(i) involving research, development or the license of Proprietary Rights (as defined in Section 2.12(a)), (ii) granting a right of first refusal, or right of first offer or comparable right with respect to Proprietary Rights, (iii) relating to a joint venture, partnership or other arrangement involving a sharing of profits, losses, costs or liabilities with another person or entity, (iv) providing for the payment or receipt by Company or any Company Subsidiary of milestone payments or royalties, (v) including or involving a loan to a director or officer, or (vi) that individually requires or contemplates aggregate expenditures by Company and/or any Company Subsidiary in any twelve month period of more than $600,000.

            (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule, to the Knowledge of Company, no executive officer or director of Company (i) has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of Company (except as a stockholder) or a Company Subsidiary, any competitor, customer, supplier or agent of Company or a Company Subsidiary , or (ii) is currently a party to any material contract or agreement with Company or a Company Subsidiary.

            (g) Neither Company nor any Company Subsidiary is party to any interest rate, equity or other swap or derivative instrument.

     2.12   PROPERTY.

            (a) Company and the Company Subsidiaries own, are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, inventions, copyrights and all other technology and intellectual property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from Company or a Company Subsidiary relating to any of the foregoing, that are material to their businesses as presently conducted or as contemplated to be conducted (collectively, the "Proprietary Rights"). To the Knowledge of Company, all patents, trademarks and copyrights referred to above are valid and subsisting. On the Closing Date, Company shall provide Parent with a schedule of any taxes, maintenance fees or actions falling due within 90 days of the Closing Date with respect to such patents, trademarks and copyrights. Company is not aware of any basis for any claim by any third party that the businesses of Company or the Company Subsidiaries infringe upon the proprietary rights of others, nor has Company or any Company Subsidiary received any notice or claim of infringement from any third party. Company is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights. Except as set forth in Section 2.12(a) of the Company Disclosure Schedule, Company and the Company Subsidiaries have the right to sell their products and services (whether now offered for sale or under development) free from any royalty or other obligations to third parties. To the Knowledge of Company, none of the activities of the employees of Company or any Company Subsidiary on behalf of such entity violates any agreement or arrangement which any such employees have with former employers. All employees and consultants who contributed to the discovery or development of any of the Proprietary Rights did so either (a) within the scope of their employment such that, in accordance with applicable law, all Proprietary Rights arising therefrom became the exclusive property of Company or the Company Subsidiary or
(b) pursuant to written agreements assigning all Proprietary Rights arising therefrom to Company or the Company Subsidiary. All employees engaged in the development of experimental data relevant to the discovery or development of any of the Proprietary Rights have been instructed to, and reasonable efforts are made to verify that they do, maintain contemporaneous records of their experiments in laboratory notebooks which are signed, dated, witnessed and maintained in accordance with good scientific practices. Except as set forth in the Company SEC Reports, there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations that: (i) restrict any Proprietary Rights; (ii) restrict the conduct of the business of Company or any of its employees; or (iii) grant third parties any material rights under Proprietary Rights. No material trade secret of Company has been disclosed or authorized to be disclosed to any third party in violation of confidentiality obligations to Company and, to the Knowledge of Company, no party to a nondisclosure agreement with Company is in breach or default thereof. No current or former director, officer, consultant or employee of Company will, after giving effect to the Mergers, own any of the Proprietary Rights. The execution of, the delivery of, the consummation of the Mergers contemplated by, and the performance of Company's obligations under, this Agreement will not result in any loss or impairment of any Proprietary Rights.

            (b) Company and each Company Subsidiary has all assets, properties, rights and contracts necessary to permit Company and the Company Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts could not reasonably be expected to have a Company Material Adverse Effect. Company and each Company Subsidiary has good, clear and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in such properties and assets, in each case, free and clear of all imperfections of title, restrictions, encroachments, liens and easements, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, restrictions, encroachments, liens and easements as do not and could not reasonably be expected to materially detract from or interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which are reflected on the Company Balance Sheet. There are no written or oral subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any real property owned or leased by Company or any Company Subsidiary (collectively, the "Real Property"), and there is no person in possession of the Real Property other than Company and the Company Subsidiaries. There is no pending, or, to the Knowledge of Company, threatened eminent domain, condemnation or similar proceeding affecting any Real Property. The property and equipment of Company and each Company Subsidiary that are used in the operations of business are (i) in good operating condition and repair and (ii) have been maintained in accordance with normal industry practices. Section 2.12(b) of the Company Disclosure Schedule lists all Real Property.

     2.13 INSURANCE. All policies or binders of material fire, liability, product liability, workers' compensation, vehicular, directors' and officers' and other material insurance held by or on behalf of Company and the Company Subsidiaries are in full force and effect, are reasonably believed by Company to be adequate for the businesses engaged in by Company and the Company Subsidiaries and are in material conformity with the requirements of all leases or other agreements to which Company or the relevant Company Subsidiary is a party and, to the Knowledge of Company, are valid and enforceable in accordance with their terms. Neither Company nor any Company Subsidiary is in material default with respect to any provision contained in such policy or binder nor has any of Company or a Company Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. All premiums for each policy or binder have been paid for the current period, and there are no outstanding premium finance payments due for such period. There are no outstanding unpaid claims under any such policy or binder. Neither Company nor any Company Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.

     2.14 COMMERCIAL RELATIONSHIPS. Except as set forth in Section 2.14 of the Company Disclosure Schedule, none of Company's or the Company Subsidiaries' material suppliers, collaborators, distributors, licensors or licensees has canceled or otherwise terminated its relationship with Company or a Company Subsidiary or has, during the last twelve months, materially altered its relationship with Company or a Company Subsidiary. To the Knowledge of Company, it is not the plan or intention of any of Company's or the Company Subsidiaries' material suppliers, collaborators, distributors, licensors or licensees, and neither Company nor any Company Subsidiary has received any written threat or notice from any such entity, to terminate, cancel or otherwise materially modify its relationship with Company or a Company Subsidiary. Without limiting the generality of the foregoing, Company is in compliance with its material diligence obligations, and has not failed to achieve any development milestones within applicable time periods, under material license agreements.

     2.15   TAX MATTERS.

            (a) For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all United States Federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, social security, unemployment insurance, workers' compensation, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, capital, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity. "Tax Return" means any return, declaration, report, claim for refund, tax shelter disclosure statements or information return or statement filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes, including any attachments thereto and any amendments thereof.

            (b) All Tax Returns required to be filed by or with respect to Company and the Company Subsidiaries have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by Company or the Company Subsidiaries, whether or not shown on any Tax Return, have been paid. Company and the Company Subsidiaries file Tax Returns in all jurisdictions where they are required to so file, and no claim has ever been made by any taxing authority in any other jurisdiction that Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

            (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of Company or the Company Subsidiaries, other than with respect to Taxes not yet due and payable.

            (d) No audit is currently pending with respect to any Tax Return of Company or the Company Subsidiaries, nor is Company aware of any information which has caused or should cause them to believe that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against Company or the Company Subsidiaries, which deficiency has not been paid in full.

            (e) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Company or the Company Subsidiaries for any taxable period, no power of attorney granted by or with respect to Company or the Company Subsidiaries relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of Company or any Company Subsidiary is in force.

            (f) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company Balance Sheet reflects, in accordance with generally accepted accounting principles, adequate reserve for such Taxes (excluding any "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) in Company's books and records.

            (g) Company and the Company Subsidiaries have not been and are not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment or withholding of Taxes, and all withholding and payroll Tax requirements required to be complied with by Company and the Company Subsidiaries as of the date hereof (including requirements to deduct, withhold and pay over amounts to any governmental authority and to comply with any record keeping and reporting requirements in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party) have been satisfied.

            (h) Company and the Company Subsidiaries are not and have never been a party to or bound by, nor do they have or have they ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither Company nor any Company Subsidiary has any liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

            (i) Except as set forth in Section 2.15(i) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary has made any payments, or has been or is a party to any agreement, contract, arrangement or plan that could result in it making payments, that have resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 (or any corresponding provisions of state, local or foreign Tax law) or that were not or would not be deductible under Code Sections 162 or 404. Neither Company nor any Company Subsidiary has agreed to, or is required to, make any adjustments under Section 481 of the Code by reason of a change in accounting method or otherwise.

            (j) Neither Company nor the Company Subsidiaries are, or were during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            (k) Neither Company nor any Company Subsidiary has distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Code Section 355 or 361.

            (l) The Federal, state and foreign "net operating losses" and tax credit carryforwards (collectively, the "tax attributes") of Company and its consolidated subsidiaries through the date of the most recently filed applicable Tax Return are set forth in Section 2.15(l) of the Company Disclosure Schedule. Except as set forth in Section 2.15(l) of the Company Disclosure Schedule, no such tax attribute is limited on its use pursuant to Section 382 or 383 of the Code or the separate return limitation year ("SRLY") rules under the applicable consolidated return provisions of the regulations of the U.S. Department of the Treasury (the "Treasury Regulations") or comparable provisions of state, local or foreign law.

            (m) Company has delivered or made available to Parent complete and correct copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Company or any Company Subsidiary with respect to the prior three (3) taxable years.

     2.16   EMPLOYEE BENEFIT PLANS.

            (a) Section 2.16(a) of the Company Disclosure Schedule contains a complete list of all pension, savings, profit sharing, retirement, deferred compensation, employment, welfare, fringe benefit, insurance, short and long term disability, medical, death benefit, incentive, bonus, stock, vacation pay, severance pay and similar plans, programs or arrangements (the "Plans") (other than oral employment agreements that (i) do not constitute an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or (ii), individually or in the aggregate, are not material), including without limitation all employee benefit plans as defined in Section 3(3) of ERISA, maintained by Company, the Company Subsidiaries or an ERISA Affiliate (as defined below) or to which Company, any of the Company Subsidiaries or an ERISA Affiliate are parties or required to contribute. "ERISA Affiliate" means (i) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) that is under common control with the Company within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which the Company or any Company Subsidiary is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as aggregated with the Company under Section 414(o) of the Code.

            (b) Company has delivered or made available to Parent current, accurate and complete copies of (i) each Plan that has been reduced to writing and all amendments thereto, (ii) a summary of the material terms of each Plan that has not been reduced to writing, including all amendments thereto, (iii) the summary plan description for each Plan subject to Title I of ERISA, and in the case of each other Plan, any similar employee summary (including but not limited to any employee handbook description), (iv) for each Plan intended to be qualified under Section 401(a) of the Code, the most recent determination or opinion letter issued by the Internal Revenue Service ("IRS"), (v) for each Plan with respect to which a Form 5500 series annual report/return is required to be filed, the most recently filed such annual report/return and the annual reports/returns for the two preceding years, together with all schedules and exhibits, (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connection with any Plan, and (vii) for each Plan that is intended to be qualified under Code Section 401(a), copies of compliance testing results (including nondiscrimination testing (401(a)(4), ADP, ACP, multiple use), 402(g), 415 and top-heavy tests) for the 2003 plan year.

            (c) There is no entity (other than Company or any Company Subsidiary) that together with Company or any Company Subsidiary would be treated as a single-employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA, including without limitation Cancer Therapy and Research Center Endowment.

            (d) Each Plan maintained by Company, a Company Subsidiary or an ERISA Affiliate which is intended to be qualified under Section 401(a) of the Code is so qualified, each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the Knowledge of Company, nothing has been done or not done with respect to any Plan that would result in any material liability on the part of Company or any Company Subsidiary under Title I of ERISA or Chapter 43 of the Code, and none of the Plans is currently under examination by the IRS, Department of Labor or other U.S. government agency or department. All contributions, premiums and other amounts due to or in connection with each Plan under the terms of the Plan or applicable law have been timely made, and provision has been made on the balance sheet included in the Company 10-Q for such contributions, premiums and other amounts that were not yet due as of the date of the balance sheet but were attributable to service before such date.

            (e) Except for continuation of health coverage to the extent required under Section 4980B of the Code or Section 601 et seq. of ERISA, other applicable law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing welfare benefits after termination of employment.

            (f) Except for individual employment agreements, each Plan can be amended, modified or terminated without advance notice to or consent by any employee, former employee or beneficiary, except as required by law.

            (g) Neither Company nor any of the Company Subsidiaries nor any ERISA Affiliate has ever maintained, sponsored, contributed to, been required to contribute to, or incurred any liability under any

                (i)    multi-employer plan as defined in Section 3(37) or
Section 4001(a)(3) of ERISA,

                (ii) multiple employer plan as defined in Section 413(c) of the Code, or any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA,

                (iii) welfare benefit fund within the meaning of Section 419(e) of the Code, or

                (iv) voluntary employees' beneficiary association, within the meaning of Section 501(c)(9) of the Code.

            (h) Except as set forth in Section 2.16(h) of the Company Disclosure Schedule, no employee of, consultant to, or other provider of services to Company, any Company Subsidiary, or any ERISA Affiliates will be entitled to any additional benefit or the acceleration of the payment or vesting of any benefit under any Plan by reason of the Mergers.

            (i) Except as set forth in Section 2.16(i) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary nor any ERISA Affiliate has any "leased employees" within the meaning of Section 414(n) of the Code or any independent contractors or other individuals who provide employee-type services but who are not recognized by Company as employees of Company.

     2.17   EMPLOYEE RELATIONS.

            (a) Upon termination of the employment of any employees, other than those employees included by name in Section 4.14(c) of the Company Disclosure Schedule, none of Company, the Company Subsidiaries, the First Surviving Entity, the Second Surviving Entity nor Parent shall be liable, by reason of the Mergers or anything done in connection with the Mergers, to any of such employees for severance pay or any other similar payments (other than accrued salary, vacation or sick pay in accordance with normal policies). True and complete information as to the name, current job title and compensation for each of the last three years of all current directors and executive officers of Company has been provided or made available to Parent.

            (b) Company and each Company Subsidiary (i) is in compliance in all material respects with all applicable foreign, Federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any arrears of wages, salaries, commissions, bonuses or other direct compensation for any services performed or amounts required to be reimbursed to any employees or consultants or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice), except for matters that, individually or in the aggregate, would not reasonably be expected to result in a liability in excess of $20 million.

            (c) No work stoppage or labor strike against Company or any Company Subsidiary is pending or, to the Knowledge of Company, threatened. Neither Company nor any

Company Subsidiary is involved in or, to the Knowledge of Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, would reasonably be expected to result in material liability to Company. Neither Company nor any Company Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would reasonably be expected to result in material liability to Company. Neither Company nor any Company Subsidiary is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in Section 2.17(c) of the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. No union organizing campaign or activity with respect to non-union employees of Company or any Company Subsidiary is ongoing, pending or, to the Knowledge of Company, threatened.

     2.18   ENVIRONMENTAL MATTERS.

            (a) Neither Company nor any of the Company Subsidiaries has violated, is in violation of, or has been notified that it is in violation of any Environmental Law (as defined in Section 2.18(e)(i)), and except in full compliance with Environmental Laws, neither Company nor any of the Company Subsidiaries (nor, to the Knowledge of Company, any predecessor in interest in connection with the business of Company or the Company Subsidiaries) has generated, used, handled, transported or stored any Hazardous Materials (as defined in Section 2.18(e)(ii)) or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of any Environmental Law at any site owned or operated by, or premises leased by, Company or any of the Company Subsidiaries (or, to the Knowledge of Company, any predecessor in interest in connection with the business of Company or the Company Subsidiaries) during the period of Company's or such Company Subsidiary's (or predecessor in interest's) ownership, operation or lease or, to the Knowledge of Company, prior thereto, nor has there been or is there threatened any Release (as defined in Section 2.18(e)(iii) of any Hazardous Materials into, on, at, under or from any such site or premises during such period or, to the Company's Knowledge, prior thereto, in violation of any Environmental Law or which created or would, if discovered, create an obligation to report or respond in any way to such Release or would create any liability for Company or the Company Subsidiary. There is no underground storage tank or other container at any site owned or operated by, or premises leased by Company or any Company Subsidiary or, to the Knowledge of the Company, on any site formerly owned or operated by, or premises formerly leased by, Company or any Company Subsidiary.

            (b) Neither Company nor any Company Subsidiary has received notification in any form that any site currently or formerly owned or operated by, or premises currently or formerly leased by, Company or any Company Subsidiary (or, to the Knowledge of Company, predecessor in interest in connection with the business of Company or any Company Subsidiary) that is the subject of any Federal, state or local civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a Release or a threatened Release of any Hazardous Material. No such site or premises is listed, or to the Knowledge of Company, proposed for listing, on the National Priorities List or the

Comprehensive Environmental Response, Compensation, and Liability Information System, both as maintained under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or on any comparable state or local governmental lists. Neither Company nor any Company Subsidiary has received written notification of, and to the Knowledge of Company there is not, any potential responsibility or liability of Company or any Company Subsidiary pursuant to the provisions of (i) CERCLA, (ii) any similar Federal, state, local, foreign or other Environmental Law, or (iii) any order issued pursuant to the provisions of any such Environmental Law.

            (c) Company and the Company Subsidiaries have obtained all permits required by Environmental Law necessary to enable them to conduct their respective businesses and are in compliance in all material respects with such permits. All such permits are in full force and effect and there are no pending (and, to the Knowledge of Company, no threatened) proceedings that seek the revocation, cancellation, suspension or any adverse modification of any such permits.

            (d) There is no environmental or health and safety matter that reasonably would be expected to have a Company Material Adverse Effect. Company previously has furnished or made available to Parent true and complete copies of any and all environmental audits or risk assessments, site assessments, documentation regarding shipment of Hazardous Materials, permits required under Environmental Laws, planning and reporting documents created under Environmental Laws, and all other material correspondence, documents or communications in Company's possession relating to compliance with Environmental Laws, management of Hazardous Materials, or the environmental condition of properties presently or formerly owned, operated, or leased in connection with the business of Company or any Company Subsidiaries (or any predecessor in interest in connection with the business of Company or any Company Subsidiary).

            (e) For purposes of this Agreement:

                (i) "Environmental Laws" means any Federal, state, local or foreign laws (including common law), regulations, codes, rules, orders, ordinances, permits, requirements and final governmental determinations, in each case as amended and in effect on the date of this Agreement in the jurisdiction in which the applicable site or premises are located, pertaining to the protection of human health, safety or the environment, including without limitation, the following statutes and all regulations promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Section 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2014 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. (insofar as it regulates employee exposure to Hazardous Materials); any state or local statute of similar effect; and any laws relating to protection of safety, health or the environment which regulate the use of biological agents or substances including medical or infectious wastes;

                (ii) "Hazardous Materials" means (A) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "chemical substances," "toxic substances," "toxic pollutants," "pollutants," "contaminants," "pesticides," or "oil" or related materials as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, radon and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law; and

                (iii)  "Release" has the meaning specified in CERCLA.

     2.19 NO BREACH. Except for (a) filings with the SEC under the Exchange Act, (b) filings with the Secretary of State of Delaware contemplated herein,
(c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act") and any similar filings in foreign jurisdictions and (d) matters listed in Section 2.19 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Company, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Company or any Company Subsidiary is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Company or the Company Subsidiaries or by which any of Company's or the Company Subsidiaries' assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, or (vi) result in the creation of any lien or other encumbrance on the assets or properties of Company or a Company Subsidiary, excluding from the foregoing clauses (ii), (iii), (iv), (v), and
(vi) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not materially interfere with the ability of Company to consummate the transactions contemplated hereby or increase the costs of consummation of the Mergers in an amount that is material in comparison to the Merger Consideration. Except as set forth in Section 2.19 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is or will be required to give any notice to or obtain any consent or waiver from, any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than failures which would not result in any material modification or termination of, or a material payment or default under, such agreement. The failure to obtain a consent or waiver with respect to any of the Select Agreements or any material agreement referenced in, or listed as an exhibit to, any Company SEC Report filed in the last twelve months shall be deemed to have a Company Material Adverse Effect.

     2.20   BOARD APPROVALS.

            (a) The Company Board of Directors, as of the date of this Agreement, has determined (i) that the First Merger and the Second Merger are fair to, and in the best interests of, Company and its stockholders, (ii) to propose this Agreement for adoption by Company's stockholders and to declare the advisability of this Agreement, and (iii) to recommend that the stockholders of Company adopt this Agreement.

            (b) Company has taken all action necessary such that no restrictions contained in any "fair price," "control share acquisition," "business combination" or similar statute (including Section 203 of the DGCL) will apply to the execution, delivery or performance of this Agreement.

            (c) Company has amended its Rights Agreement dated April 10, 2001 between Company and American Stock Transfer & Trust Company (the "Company Rights Plan") so as to provide that (i) (A) Parent will not become an "Acquiring Person" and (B) no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Plan) will occur, in each case, as a result of the approval, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Company Rights Plan will terminate immediately prior to the Effective Time.

     2.21   FINANCIAL ADVISOR.

            (a) The Company Board of Directors has received the oral opinion of UBS Securities LLC to the effect that, as of the date of this Agreement, the Per Share Stock Consideration is fair, from a financial point of view, to the holders of Company Common Stock. Company will forward to Parent a copy of the written version of such opinion, solely for informational purposes, promptly following receipt and in no event later than two business days after the date of this Agreement.

            (b) Other than UBS Securities LLC, no broker, finder, agent or similar intermediary has acted on behalf of Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Company, or any action taken by Company. Company previously has provided Parent with a copy of UBS Securities LLC's engagement letter, and the fees set forth therein are the only fees payable to UBS.

     2.22 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the First Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the proxy statement/prospectus included in the Registration Statement (the "Proxy Statement/Prospectus"), on the date it is first mailed to holders of Company Common Stock, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

              SECTION 3 - REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth on the disclosure schedule delivered by Parent to Company on the date hereof (the "Parent Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Parent hereby makes the following representations and warranties to Company:

     3.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Parent is qualified to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not reasonably be expected to have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"); provided, however, a "Parent Material Adverse Effect" shall not include any adverse effect primarily related to (i) Parent's acts or omissions required by the terms of this Agreement, (ii) the economy or securities markets of the United States or any other region in general, without a disproportionate impact on Parent and its subsidiaries, (iii) conditions affecting the biotechnology and biopharmaceutical industries generally, without a disproportionate impact on Parent and its subsidiaries, or (iv) a decline in the price of Parent Common Stock.

     3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Parent has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder and the transactions contemplated hereby. The Parent's Board of Directors has approved this Agreement. No approval by Parent's stockholders is required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Parent consists of 690,000,000 shares of common stock ("Genzyme Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share ("Parent Preferred Stock"). Of the Genzyme Common Stock, as of the date of this Agreement, 500,000,000 shares have been designated Genzyme General Division Common Stock ("Parent Common Stock"), 100,000,000 shares have been designated Genzyme Biosurgery Division Common Stock ("GBX Common Stock"), 40,000,000 shares have been designated Genzyme Molecular Oncology Division

Common Stock, $0.01 par value per share ("GMO Common Stock") and 50,000,000 shares have been undesignated as to series. As of January 31, 2004, 225,720,271 shares of Parent Common Stock were issued and outstanding, and no shares of GBX Common Stock or GMO Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Parent Preferred Stock are outstanding. All issued and outstanding shares of Parent Common Stock are validly issued, fully paid, non-assessable and free of preemptive rights.

     3.4 SEC REPORTS. Parent previously has made available to Company (i) its Annual Report on Form 10-K for the year ended December 31, 2002 ("Parent 10-K"),
(ii) all proxy statements relating to Parent's meetings of stockholders held since January 1, 2003 and (iii) all other documents filed by Parent with the SEC under the Exchange Act on and since January 1, 2003 (together with the documents filed by Parent with the SEC under the Exchange Act prior to the Effective Time, the "Parent SEC Reports"). As of their respective dates or, if amended, as of the date of the most recent amendment, such documents complied, and all documents filed by Parent with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects, with applicable SEC requirements and did not, and in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties agree that the failure of the Parent's chief executive officer or chief financial officer to provide an unqualified certification in any certification required to be filed with any document filed with the SEC between the date of this Agreement and the Closing Date will constitute an event that has a Parent Material Adverse Effect.

     3.5 FINANCIAL STATEMENTS. Parent's consolidated financial statements contained in the Parent 10-K and Parent's Quarterly Report on Form 10-Q for the quarter ending September 30, 2003 have, in all material respects, been prepared from, and are in accordance with, the books and records of Parent and fairly present the consolidated financial condition, results of operations and cash flows of Parent and its consolidated subsidiaries as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein or in Parent's Form 8-K dated December 4, 2003 and subject, in the case of the unaudited financial statements, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

     3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports, as at December 31, 2002, Parent had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 2002 (or the notes thereto) in the Parent 10-K that were not adequately reflected or reserved against on such balance sheet. Except as disclosed in the Parent SEC Reports, Parent has no such liabilities, other than liabilities (i) adequately reflected or reserved against on such balance sheet, (ii) reflected in Parent's unaudited consolidated balance sheet (or the notes thereto) dated September 30, 2003, (iii) incurred since September 30, 2003 in the ordinary course of business or (iv) that would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     3.7 ABSENCE OF ADVERSE CHANGES. Since September 30, 2003, except as disclosed in the Parent SEC Reports, there has not been any event, change or circumstance that has had a Parent Material Adverse Effect.

     3.8 ACTIONS AND PROCEEDINGS. Except as set forth in the Parent SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Parent, threatened against Parent that individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated hereby. To the knowledge of Parent, except as disclosed in the Parent SEC Reports, there is no fact, event or circumstance now in existence that reasonably would be expected to give rise to any suit, action, claim, investigation or proceeding that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated hereby.

     3.9 INTELLECTUAL PROPERTY. Parent owns or is licensed to use, or otherwise has the right to use, all patents, trademarks, servicemarks, tradenames, trade secrets, franchises and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of Parent's business except (a) to the extent failure to have such ownership or licenses would not reasonably be expected to have a Parent Material Adverse Effect or (b) as disclosed in the Parent SEC Reports.

     3.10 NO BREACH. Except for (a) filings under the Securities Act, (b) filings under the Exchange Act, (c) filings with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, (d) the filing of a Notification and Report Form under the HSR Act and any similar filings in foreign jurisdictions, (e) consents and waivers under Parent's credit agreements and debt instruments and (f) the matters listed in Section 3.10 of the Parent Disclosure Schedule, the delivery and performance of this Agreement by Parent and consummation by it of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of Parent, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Parent is party or to which it or any of its assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Parent or by which any of its assets or properties is bound, (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets or properties of Parent, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, will not materially interfere with Parent's ability to consummate the transactions contemplated hereby.

     3.11 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Parent for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, on the date it is first mailed to holders of Company Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12   LLC.

            (a) LLC is duly formed as a Delaware limited liability company.

            (b) All member interests in LLC are owned by Parent.

            (c) LLC has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the effective time of the Second Merger, will not have engaged in any other business activities.

     3.13   SUB.

            (a) Sub is duly organized, validly existing and in good standing as a Delaware corporation.

            (b) All of the capital stock of Sub at the Effective Time will be duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by Parent.

            (c) Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the Effective Time, will not have engaged in any other business activities.

                      SECTION 4 - COVENANTS AND AGREEMENTS

     4.1 CONDUCT OF BUSINESS. Except with the prior written consent of Parent and except as explicitly contemplated herein or referred to in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the effective time of the Second Merger, Company shall observe the following covenants:

            (a) AFFIRMATIVE COVENANTS PENDING CLOSING. Company shall:

                (i) PRESERVATION OF PERSONNEL. Use reasonable commercial efforts to preserve intact and keep available the services of present key employees of Company and the Company Subsidiaries;

                (ii) INSURANCE. Use reasonable commercial efforts to keep in effect casualty, public liability, workers' compensation and other insurance policies in coverage amounts substantially similar to those in effect at the date of this Agreement;

                (iii) PRESERVATION OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable commercial efforts to preserve the business of Company, to develop, commercialize and pursue regulatory approvals for Company's product candidates and products and to advertise, promote and market Company's products, to keep Company's properties substantially intact, to preserve its goodwill and business, to maintain all physical properties in such operating condition as will permit the conduct of Company's business on a basis consistent with past practice, and to perform and comply in all material respects with the terms of the contracts referred to in Section 2.11.

                (iv) INTELLECTUAL PROPERTY RIGHTS. Use reasonable best efforts to preserve and protect the Proprietary Rights;

                (v) ORDINARY COURSE OF BUSINESS. Operate Company's business in the ordinary course consistent with past practices;

                (vi) COMPANY OPTIONS. Take all reasonable actions necessary with respect to Company Options to effectuate the terms of this Agreement, provided, however, that Parent shall have the right to approve any agreements to modify material terms of the underlying instruments; and

                (vii) FDA MATTERS. Notify and consult with Parent promptly (A) after receipt of any material communication from the FDA or inspections of any manufacturing or clinical trial site and before giving any material submission to the FDA, and (B) prior to making any material change to a study protocol, the addition of new trials, any material change to a manufacturing plan or process, or a material change to the development timeline for any of its product candidates or programs.

            (b) NEGATIVE COVENANTS PENDING CLOSING.  Company shall not:

                (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge, lease, license or otherwise encumber any of its assets, including its Proprietary Rights, other than sales or transfers in the ordinary course of business and in amounts not exceeding, in the aggregate, $250,000;

                (ii) LIABILITIES. Incur any indebtedness for borrowed money in excess of $500,000 in the aggregate or incur any obligation or liability or enter into any contract or commitment involving potential payments to or by Company or any Company Subsidiary, other than in the ordinary course of business consistent with industry practice, in an amount aggregating in excess of $500,000;

                (iii) COMPENSATION. Change the compensation payable to any officer, director, employee, agent or consultant, or enter into any employment, severance, retention or other agreement or arrangement with any officer, director, employee, agent or consultant of Company or a Company Subsidiary, or adopt, or increase the benefits (including fringe benefits) under, any employee benefit plan or otherwise, except (A), in each case, as required by law or in accordance with existing agreements disclosed in the Company Disclosure Schedule and (B), in the case of compensation for employees, agents or consultants who are not executive officers or directors, in the ordinary course of business consistent with past practice; or make any loans to any of its directors, officers or employees, agents or consultants, or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons pursuant to an employee benefit plan or otherwise;

                (iv) CAPITAL STOCK. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, declare or pay any dividend or other distribution with respect to any shares of its capital stock, sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock, except upon the exercise of convertible securities outstanding on the date of this Agreement and disclosed herein or granted after the date of this Agreement in the ordinary course of business consistent with past practice;

                (v) CHARTER, BY-LAWS, DIRECTORS AND OFFICERS. Cause, permit or propose any amendments to the Certificate of Incorporation or By-laws of Company or elect or appoint any new directors or officers;

                (vi) ACQUISITIONS. Make, or permit to be made, any material acquisition, lease, investment, or capital contribution outside the ordinary course of business consistent with past practice;

                (vii) CAPITAL EXPENDITURES. Authorize any single capital expenditure in excess of $250,000 or capital expenditures which in the aggregate exceed $500,000;

                (viii) ACCOUNTING POLICIES. Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the Company 10-K or Company 10-Q;

                (ix) TAX TREATMENT. Take, or permit any of the Company Subsidiaries to take, any action that would prevent the Mergers from qualifying as a single reorganization within the meaning of Section 368(a) of the Code;

                (x) TAXES. Make any Tax election or settle or compromise any material Federal, state, local or foreign Tax liability, change annual tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

                (xi) LEGAL. Commence, settle or compromise any pending or threatened suit, action or claim which (A) is material to Company or any Company Subsidiary or which relates to the transactions contemplated hereby, (B) would involve material restrictions on the business activities of Company or any Company Subsidiary, or (C) would involve the issuance of Company securities;

                (xii) EXTRAORDINARY TRANSACTIONS. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of the Company Subsidiaries (other than the Mergers);

                (xiii) PAYMENT OF INDEBTEDNESS. Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet included in the Company 10-Q or incurred in the ordinary course of business;

                (xiv) WARN ACT. Effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 or effectuate any similar action under any foreign law;

                (xv) RIGHTS PLAN. Amend, modify or waive any provisions of the Company Rights Plan, or take any action to redeem the Rights or render the Rights inapplicable to any transaction other than the Mergers;

                (xvi) NEW AGREEMENTS/AMENDMENTS. Enter into or materially modify, or permit a Company Subsidiary to enter into or materially modify, any material license, development, research, or collaboration agreement, lease or other contract with any other person or entity;

                (xvii) CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS. Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any material confidentiality agreement or non-competition agreement to which Company is a party; or

                (xviii) OBLIGATIONS. Obligate itself to do any of the foregoing.

            (c) CONTROL OF COMPANY'S BUSINESS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company's operations prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Time, Parent shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Company as is reasonably necessary or appropriate in connection with Parent's investigation of Company with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize any disruption to or impairment of Company's business and Company shall cooperate fully therein. No investigation by Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of Company contained in this Agreement. In order that Parent may have full opportunity to make such investigation, Company shall furnish the representatives of Parent during such period with all such information and copies of such documents concerning the affairs of Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation. The information and documents so provided shall be subject to the terms of the Confidentiality Agreement (as defined in Section 4.10).

     4.3 EXPENSES. Company and Parent shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants, except that each of Parent and Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Prospectus/Proxy Statement. Notwithstanding the foregoing, Company shall reimburse Parent for Parent's expenses within three (3) business days of receipt of an invoice for such expenses if this Agreement is (i) terminated under circumstances which require the payment of the Fee under Section 8.3(a) or (ii) terminated under 8.1(e) in a circumstance in which the Fee under Section 8.3(a) is not payable. Under no circumstances will Company reimburse Parent for expenses in excess of $2.5 million.

     4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use reasonable commercial efforts to obtain all authorizations, consents and Permits of others, necessary or desirable to permit the consummation of the Mergers on the terms contemplated by this Agreement. Promptly following the execution and delivery of this Agreement, Company shall provide all notices contemplated under material contracts, including any notices under any of the Select Agreements, except where failure to provide such notice would not result in termination or material modification of the agreement or a material liability under the agreement, and shall notify Parent when each applicable notice period has expired.

     4.5 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby, including delivering customary representation letters contemplated by Sections 6.5 and
7.2. Each party shall use reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion, including preparing and filing any documents required to be prepared and filed under the Exchange Act. Without limiting the generality of the foregoing, Company agrees to duly execute and deliver, and to use its reasonable commercial efforts to cause any individual or entity listed as a co-owner of, or who otherwise has any power of attorney or other rights with respect to, any of the Proprietary Rights, to duly execute and deliver such further instruments and do and cause to be done such further actions and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that Parent may at any time and from time to time reasonably request to more effectively transfer ownership, control and/or administration of such Proprietary Rights to the First Surviving Entity or the Second Surviving Entity. Nothing in this Agreement shall require Parent, Sub or LLC to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate, licensing or other disposition of, any assets of Parent, the First Surviving Entity, or the Second Surviving Entity, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason. Company shall deliver to Parent the organizational documents and minute books of Company and Company Subsidiaries promptly after the Closing.

     4.6    PREPARATION OF DISCLOSURE DOCUMENTS.

            (a) As soon as practical following the date of this Agreement, Company and Parent shall prepare the Proxy Statement/Prospectus. Company shall, in cooperation with Parent, file the Proxy Statement/Prospectus with the SEC as its preliminary proxy statement and Parent shall, in cooperation with Company, prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of Company and Parent shall use reasonable commercial efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the First Merger. Company shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies.

            (b) (i) Company shall, as soon as practicable following the date the Registration Statement is declared effective, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the required stockholder votes with respect to this Agreement, (ii) the Board of Directors of Company, unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of Company to the stockholders of Company (as determined in good faith by the Board of Directors of Company after consulting with outside counsel), shall give its unqualified recommendation that its stockholders adopt this Agreement and (iii) Company shall take all lawful action to solicit such adoption. No withdrawal, modification, change or qualification in the recommendation of the Board of Directors of Company (or any committee of the Board of Directors of Company) shall change the approval of the Board of Directors of Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of Company to present the Merger Agreement for adoption at the Company Stockholders Meeting. Company agrees to give Parent written notice at least 24 hours prior to publicly indicating any withdrawal, modification, change or qualification in the recommendation of the Board of Directors of Company; provided, however, that no such advance notice shall be required prior to such a public indication within ten (10) days of the date scheduled for the Company Stockholders Meeting in the Proxy Statement/Prospectus.

            (c) Except as required by law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made by Parent or Company without the approval of the other party (which shall not be unreasonably withheld or delayed). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (d) Company shall use reasonable commercial efforts to cause to be delivered to Parent's Board of Directors a letter from Company's independent public accountants, dated the date on which the Registration Statement shall become effective, addressed to Company,

Parent and Parent's Board of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     4.7 PUBLIC ANNOUNCEMENTS. Company shall consult with Parent, and Parent shall consult with Company, and each shall get the approval of the other (which shall not be unreasonably withheld or delayed), before issuing any press release or otherwise making any public statement with respect to the Mergers or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law. Notwithstanding the foregoing, without prior consultation, each party (a) may communicate with stockholders, financial analysts and media representatives in a manner consistent with its past practice and (b) may disseminate material substantially similar to material included in a press release or other document previously approved for external use by the other party. Each party agrees to promptly make available to the other party copies of any written communications made without prior consultation.

     4.8 AFFILIATE LETTERS. Company shall identify to Parent all persons who Company believes may be "affiliates" of Company within the meaning of Rule 145 under the Securities Act. Company shall use reasonable commercial efforts to provide Parent with such information as Parent shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of Company. Company shall use reasonable commercial efforts to deliver to Parent a letter from each of such affiliates identified by Company and Parent in substantially the form attached hereto as Exhibit C (the "Affiliate Letters") as soon as practicable after the date hereof but in no event later than the day preceding the filing of the Registration Statement.

     4.9 NASDAQ LISTINGS. Prior to the Closing Date, if required under the rules of The NASDAQ Stock Market, Parent shall file with The NASDAQ Stock Market a Notification for Listing of Additional Shares covering the shares of Parent Common Stock that Parent reasonably expects, at the time of such filing, to be issued in the First Merger. Prior to the Closing Date, Company shall take such actions as are necessary so that trading of Company Common Stock on the NASDAQ National Market ceases at the close of regular trading on the trading day on which the Effective Time is expected to occur or if the Effective Time is not expected to occur on a trading day, the immediately preceding trading day.

     4.10 NO SOLICITATION. Company shall not, and shall cause each Company Subsidiary and each director, officer, employee, agent or other representative (including each financial advisor and attorney) of Company and each Company Subsidiary not to, (a) solicit, initiate, facilitate, assist or encourage action by, or discussions with, any person, other than Parent, relating to the possible acquisition of Company or any Company Subsidiary or of all or a material portion of the assets or capital stock of Company or any Company Subsidiary or any merger, reorganization, consolidation, business combination, share exchange, tender offer, recapitalization, dissolution, liquidation or similar transaction involving Company or any Company Subsidiary (an "Alternative Transaction"), (b) participate in any negotiations regarding, or furnish information with respect to, any effort or attempt by any person to do or to seek any Alternative Transaction or (c) grant any waiver or release under any standstill or similar agreement. Notwithstanding the foregoing, Company and the Board of Directors of Company shall be permitted (i) to comply with Rule 14e-2(a) under the Exchange Act with regard to an

Alternative Transaction (to the extent applicable) and (ii) prior to the date on which the stockholders of Company adopt this Agreement, to engage in discussions or negotiations with, or provide information to, a person who makes an unsolicited BONA FIDE written proposal for an Alternative Transaction if (and only if) (A) Company is not in breach of its obligations under this Section 4.10, (B) the Board of Directors of Company concludes in good faith (after consultation with its outside legal counsel and financial advisor) that the proposal is reasonably likely to lead to an Alternative Transaction more favorable for Company's stockholders than the Mergers (including adjustment to the terms and conditions proposed by Parent in response to the proposal for the Alternative Transaction), (C) the Board of Directors of Company concludes in good faith (after consultation with its outside legal counsel, who may be Company's regularly engaged legal counsel) that engaging in such negotiations or discussions or providing such information is necessary for the Board of Directors of Company to comply with the directors' fiduciary duties under Delaware law and (D) prior to providing any information or data, the recipient delivers to Company an executed confidentiality agreement with terms no less favorable to Company than those contained in the Mutual Confidential Disclosure Agreement dated as of July 23, 2003 (as amended, the "Confidentiality Agreement") between Parent and Company related to a potential business combination transaction. Company shall notify Parent promptly (and, in any case, within 24 hours) of any inquiries, proposals or offers received by, any information requested from, and any discussions or negotiations sought to be initiated or continued with, it, any Company Subsidiary or any of their directors, officers, employees, agents or other representatives concerning an Alternative Transaction, indicating, in connection with such notice, the names of the parties and the material terms and conditions of any proposals or offers and, in the case of written materials, providing copies of such materials unless such information or materials constitute confidential information of the other party under a confidentiality agreement effective on the date of this Agreement, in which case versions will be provided redacted to the minimum extent possible. Company agrees that it shall keep Parent informed, on a reasonably prompt basis (and, in any case, within 24 hours of any significant development), of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Company agrees that it shall cease and cause to be terminated any existing activities, discussions or negotiations with respect to any potential Alternative Transaction or similar transaction or arrangement and request the return or destruction of all confidential information regarding Company, any Company Subsidiary, or any of it or their products, product candidates, or businesses previously provided in connection with such activities, discussions or negotiations. Company agrees that it shall take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 4.10 of the obligations undertaken in this
Section 4.10.

     4.11 REGULATORY FILINGS. As soon as is reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") any Notification and Report Forms relating to the Mergers required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification and control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be reasonably required in order to make such filings and (b) supply any additional information which may be requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

     4.12 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing Date, Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of (a) the occurrence or non-occurrence of any event or circumstance the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate if made at such time and (b) any failure of Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     4.13 REGISTRATION OF CERTAIN SHARES. Promptly after the Effective Time, Parent shall file registration statements with the SEC with respect to the initial issuance of the shares of Parent Common Stock subject to Company Stock Options. Parent shall use reasonable commercial efforts to have such registration statements declared effective promptly after filing (to the extent such registration statements are not automatically effective upon filing). Parent shall use reasonable commercial efforts to maintain the effectiveness of such registration statements for so long as such options or warrants remain outstanding.

     4.14   EMPLOYEE MATTERS.

            (a) Following the Mergers, Parent shall cause the Second Surviving Entity to provide that the employees of the Second Surviving Entity are covered under Parent's then-current benefits plans, programs, policies and arrangements applicable to similarly situated employees of Parent. Years of service with Company and Company Subsidiaries prior to the Effective Time shall be treated as service with the Second Surviving Entity or Parent for eligibility and vesting purposes and for purposes of applicable benefit accruals, including but not limited to vacation pay accruals, except to the extent such treatment will result in a duplication of benefits.

            (b) Following the Mergers, Parent shall take commercially reasonable steps to cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees who were formerly employees of Company and the Company Subsidiaries under any medical or dental benefit plans that such employees are eligible to participate in after the Effective Time under comparable plans maintained by Parent or the Second Surviving Entity, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any medical or dental plan maintained for such employees immediately prior to the Effective Time by Company or a Company Subsidiary. With respect to any waiting period that is not waived, service with Company or any Company Subsidiary will be credited in accordance with Section 4.14(a). Provided that, prior to the Closing Date, Company has provided Parent with the necessary information, Parent shall credit under any medical or dental plan amounts previously paid by employees who were formerly employees of Company or any Company Subsidiary (or their dependents) during the plan year or calendar year (as applicable) that includes the Effective Time toward any applicable deductible, co-payment, out-of-pocket maximum or similar provision of such Parent medical or dental plan.

            (c) Except with the prior written consent of Parent, during the period from the date hereof to the effective time of the Second Merger, Company shall not and shall not permit any Company Subsidiary to (i) make any discretionary contribution to the Company 401(k) plan (the "401(k) Plan") or to the Company Executive Deferred Compensation Plan or (ii) make any required contribution to the 401(k) Plan or to the Company Executive Deferred Compensation Plan in Company Common Stock or in capital stock of any Company Subsidiary or ERISA Affiliate. If requested by Parent, Company shall terminate the 401(k) Plan and the Company Executive Deferred Compensation Plan at least one business day prior to the Closing Date. As of the Effective Time, Parent shall assume and honor in accordance with their terms all employment agreements and change of control severance arrangements existing prior to the execution of this Agreement which are between Company and any director, officer or employee thereof and listed on Section 4.14(c) of the Company Disclosure Schedule, except as otherwise expressly agreed between Parent and such person.

     4.15   INDEMNIFICATION.

            (a) Subject to the occurrence of the Effective Time, until the six year anniversary of the date on which the Effective Time occurs (or, if any claims are asserted or made within such 6 year period, until the later of the disposition of such claims or expiration of any statute of limitation applicable to such claim), Parent agrees that all rights to indemnification or exculpation now existing in favor of each present and former director, officer, employee or agent (including any director, officer, employee or agent who serves or served in a fiduciary capacity of any Plan) of Company and the Company Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws in effect as of the date hereof shall survive and remain in full force and effect with respect to actions or failures to act occurring prior to the Effective Time, other than actions or failures to act that relate to a willful breach of this Agreement.

            (b) Parent understands and agrees that, prior to the Effective Time, Company intends to obtain a six-year "tail" insurance policy that provides coverage substantially similar to the coverage provided under Company's directors and officers insurance policy in effect on the date of this Agreement for the individuals who are directors and officers of Company on the date of this Agreement for events occurring prior to the Effective Time; provided, however, without Parent's prior written consent, Company shall not pay more than $3,000,000 to purchase such policy; and provided, further, however, that prior to purchasing any such policy, Company shall afford Parent the opportunity to purchase a substitute policy on terms not materially less favorable to such directors and officers.

            (c) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     4.16 SECTION 16 APPROVAL. Prior to the Effective Time, the Board of Directors of Parent or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC with respect to the acquisition by any officer or director of Company who will, at the Effective Time, become an officer or director of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder of Parent Common Stock or options to acquire Parent Common Stock pursuant to this Agreement and the First Merger.

     4.17 PARTICIPATION IN CERTAIN ACTIONS AND PROCEEDINGS. Until this Agreement is terminated in accordance with Section 8.1, Parent shall have the right to participate in the defense of any action, suit or proceeding instituted against Company (or any of its directors or officers) before any court or governmental or regulatory body or threatened by any governmental or regulatory body or any third party, including a Company stockholder, to restrain, modify or prevent the consummation of the transactions contemplated by this Agreement, or to seek damages or a discovery order in connection with such transactions.

     4.18 TAX ELECTIONS AND REPORTING. Parent, Sub, LLC and Company shall report for federal income tax purposes the Mergers as a tax free reorganization under Code Section 368(a) and shall not make any election or take any position inconsistent with such reporting obligations.

               SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGERS

     The respective obligations of each party to consummate the Mergers shall be subject to the satisfaction or waiver by consent of the other party, at or before the Effective Time, of each of the following conditions:

     5.1 STOCKHOLDER APPROVAL. Company shall have obtained the vote of holders of Company Common Stock required to adopt this Agreement in accordance with the provisions of the DGCL and the Certificate of Incorporation and By-laws of Company.

     5.2 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued, and not withdrawn, by the SEC and no proceedings for that purpose shall be underway at the SEC; and no similar proceeding in respect of the Proxy Statement shall be underway at the SEC or, to the best knowledge of Parent or Company, threatened by the SEC.

     5.3 ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers. Parent and Company each agrees to use reasonable commercial efforts to have any such order or injunction lifted or stayed.

     5.4 REGULATORY APPROVALS. All material approvals from governmental entities shall have been obtained; provided, however, that the conditions of this Section 5.4 shall not apply to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such failure to obtain such approval.

     5.5 HSR ACT. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act and applicable foreign competition or merger control Laws shall have been terminated or shall have expired, and approvals under all foreign competition or merger control laws that are reasonably determined by Parent to be to be applicable to the Mergers shall have been obtained.

     5.6 NASDAQ. Parent Common Stock shall continue to be quoted on the NASDAQ National Market.

             SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                  PARENT, LLC AND SUB TO CONSUMMATE THE MERGERS

     The obligations of Parent, LLC and Sub to consummate the Mergers are subject to the fulfillment of the following conditions, any one or more of which may be waived by Parent:

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Company in this Agreement shall have been accurate as of the date of this Agreement and, other than representations and warranties made as of a particular date, shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifiers) except (other than representations and warranties set forth in
Section 2.3) to the extent failure to be accurate, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The representations and warranties set forth in Section 2.3 shall be true and correct in all respects (other than DE MINIMIS variations) as of the Closing Date as if made on and as of the Closing Date. Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Company shall have delivered to Parent a certificate from its chief executive officer and chief financial officer, dated the Closing Date, to the foregoing effect.

     6.2 CORPORATE CERTIFICATES. Company shall have delivered a copy of the Certificate of Incorporation of Company, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to Company's good standing.

     6.3 SECRETARY'S CERTIFICATE. Company shall have delivered a certificate of the Secretary of Company, dated as of the Closing Date, certifying as to (a) the incumbency of officers of Company executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of Company, as in effect from the date this Agreement was approved by the Board of Directors of Company until the Closing Date, (c) a copy of the resolutions of the Board of Directors of Company authorizing and approving the applicable matters contemplated hereunder and (iv) a copy of the resolutions of the stockholders of Company adopting this Agreement.

     6.4 AFFILIATE LETTERS. Parent shall have received the Affiliate Letters referred to in Section 4.8.

     6.5 TAX OPINION. Parent shall have received the opinion of its counsel, dated as of the Closing Date, to the effect that the Mergers will constitute a reorganization under Section 368(a) of the Code. In rendering such opinion, counsel shall be entitled to rely on customary representation letters of Parent, Company and others, in form and substance reasonably satisfactory to such counsel.

     6.6 CONSENTS. Company shall have obtained waivers or consents, which shall remain in full force and effect, and provided notices, with respect to each agreement required to be disclosed in Section 2.19 of the Company Disclosure Schedule such that this Agreement and the consummation of the transactions contemplated hereby do not result in any material modification or termination of, or any material liability under, any such agreement.

     6.7 FIRPTA CERTIFICATE. Company shall have provided to Parent a certificate meeting the requirements of Treasury Regulation Section 1.445-2(c)(3) and shall have provided proper notice to the U.S. Internal Revenue Service of the issuance of such certificate pursuant to Treasury Regulation
Section 1.897-2(b)(2).

     6.8 PENDING LITIGATION. There shall not be pending any suit, action or proceeding by any governmental entity against Parent, Company, Sub, LLC, any Company Subsidiary, or any of their respective directors, officers or members challenging this Agreement or the transactions contemplated hereby, seeking to delay, restrain or prohibit the Mergers, seeking to prohibit or impose material limitations on the ownership or operation of all or a portion of the operations or assets of Company and the Company Subsidiaries (or Parent's direct equity ownership of the Second Surviving Entity or indirect equity ownership, following the Effective Time, of the Company Subsidiaries) or to compel Parent or a subsidiary of Parent to dispose of or hold separate any material portion of their business or assets or the business or assets of Company and the Company Subsidiaries (or any equity interest in such entities).

              SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        COMPANY TO CONSUMMATE THE MERGERS

     The obligation of Company to consummate the Mergers is subject to the fulfillment of the following conditions, any one or more of which may be waived by it:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Parent in this Agreement shall have been accurate as of the date of this Agreement and, other than representations and warranties made as of a particular date, the representations and warranties of Parent shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifiers) except to the extent failure to be accurate, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have delivered to Company a certificate from an executive vice president, dated the Closing Date, to the foregoing effect.

     7.2 TAX OPINION. Company shall have received the opinion of its counsel, dated on or prior to the effective date of the Registration Statement, to the effect that the Mergers will constitute reorganization(s) under Section 368(a) of the Code; provided, however, if Company counsel was unwilling to deliver such opinion, this condition shall be deemed satisfied if counsel to Parent delivered and addressed such opinion to Parent and Company. In rendering such opinion, counsel shall be entitled to rely on customary representation letters of Parent, Company and Sub and others, in form and substance reasonably satisfactory to such counsel.

     7.3 MERGER DOCUMENTS. Sub shall have executed the First Certificate of Merger, and LLC shall have executed the Second Certificate of Merger.

                  SECTION 8 - TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the stockholders of Company adopt this Agreement:

            (a) by either Company or Parent, by written notice to the other, if the Effective Time shall not have occurred on or before December 31, 2004; provided, however, that the right to terminate this Agreement under this Section 8.1(a) shall not be available to any party whose willful failure to fulfill any covenant or other agreement under this Agreement has resulted in the failure of the Mergers to occur on or before such date; provided, further, however, that it shall be a condition precedent to the termination of this Agreement by Company pursuant to this Section 8.1(a) that Company shall have made any payment required by Section 8.3;

            (b) by Company (provided that Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Parent, if a circumstance exists or circumstances exist such that it is reasonably certain that the conditions to Company's obligation to close that are set forth in Section 7.1 will not be satisfied; provided, however, Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(b), if (i) the circumstance is or the circumstances are susceptible to change through action or inaction by Parent and (ii) within 20 days after written notice from Company, Parent effects a change in the circumstance or circumstances such that it ceases to be reasonably certain that the conditions to Company's obligation to close that are set forth in Section
7.1 will not be satisfied;

            (c) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Company, if a circumstance exists or circumstances exist such that it is reasonably certain that the conditions to Parent's obligation to close that are set forth in Section 6.1 will not be satisfied; provided, however, Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(c), if (i) the circumstance is or the circumstances are susceptible to change through action or inaction by Company and (ii) within 20 days after written notice from Parent, Company effects a change in the circumstance or circumstances such that it ceases to be reasonably certain that the conditions to Parent's obligation to close that are set forth in Section 6.1 will not be satisfied;

            (d) by either Parent or Company, by written notice to the other, if any governmental entity of competent jurisdiction shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such injunction or other action shall have become final and non-appealable;

            (e) by either Parent or Company, by written notice to the other, if the stockholders of Company shall not have adopted this Agreement within sixty
(60) days after the later of (i) the date Company mails the Proxy Statement/Prospectus to the Company stockholders or (ii) the date of the most recent supplemental proxy materials that are legally required to be distributed to Company's stockholders; provided, however, that it shall be a condition precedent to the termination of this Agreement by Company pursuant to this
Section 8.1(e) that Company shall have made the payment required by Section 8.3; and provided further, that the right to terminate this Agreement under this
Section 8.1(e) shall not be available to any party whose willful failure to fulfill any covenant or other agreement under this Agreement has been the cause of or resulted in the failure to receive such stockholder vote on or before such date;

            (f) by Parent, by written notice to Company, if the Board of Directors of Company (i) fails to include in the Proxy Statement/Prospectus its recommendation that

Company's stockholders vote to adopt this Agreement, (ii) withdraws, modifies or qualifies its approval of, or its recommendation that Company stockholders vote in favor of, such action or takes any action or makes any statement inconsistent with such approval or recommendation, (iii) fails to reaffirm such approval or recommendation within five business days after Parent requests that such approval or recommendation be reaffirmed, (iv) adopts resolutions approving or otherwise authorizes or recommends an Alternative Transaction or (v) fails to recommend against, or takes a neutral position with respect to, a tender or exchange offer in any position taken pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act;

            (g) by Parent, in the event that Company or any of its directors takes any of the actions described in clause (ii) of the second sentence of
Section 4.10 in response to a proposal for an Alternative Transaction more than 15 business days after it is obligated to notify Parent of its receipt of such Alternative Transaction proposal;

            (h) by Parent, if any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates, shall have become the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) of at least 20% of the outstanding shares of Company Common Stock; and

            (i) at any time with the written consent of both Parent and Company.

     8.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of Parent, Sub, LLC and Company and their respective directors, officers, stockholders, or members, except that (a) the provisions of this Section 8, Section 9, Section 4.3 relating to expenses, and
Section 4.7 relating to publicity shall survive, and (b) no such termination shall relieve any party from liability by reason of any willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

     8.3    TERMINATION FEE.

            (a) FEE. If this Agreement is terminated by Company pursuant to
Section 8.1(a) or (e), or by Parent (i) pursuant to Section 8.1(e) or (f) or
(ii) pursuant to Section 8.1(c) due to a breach of a provision in Section 4.1(b) or 4.10, then Company shall pay to Parent in cash $32.5 million (the "Fee"); provided, however, that the Fee shall not be owed if this Agreement is terminated pursuant to 8.1(a) or 8.1(e) unless prior to the time of termination a BONA FIDE Alternative Transaction shall have been announced and not withdrawn; and, provided, further, however, that the Fee shall not be owed if the Agreement is terminated pursuant to Section 8.1(a) if, at the time of such termination,
(i) the conditions set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 6.5, 6.6, 7.1, or 7.3 have not been satisfied or waived or are not capable of prompt satisfaction unless such failure is due to a breach of this Agreement by Company, or (ii) if Parent is in material breach of this Agreement. Company shall pay the Fee to Parent concurrently with Company terminating this Agreement and within one business day of Parent terminating this Agreement.

            (b) PAYMENTS. Any payments required under this Section 8.3 shall be payable by Company by wire transfer of immediately available funds to an account designated by Parent. If Company fails to promptly make any payment required under this Section 8.3, and Parent commences a suit to collect such payment, Company shall indemnify Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate of Fleet National Bank (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 8.3.

     8.4 AMENDMENT. This Agreement may be amended at any time before or after adoption of this Agreement by the stockholders of Company by an instrument signed by each of the parties hereto; provided, however, that after adoption of this Agreement by the stockholders of Company, without the further approval of the stockholders of Company, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in Section 1.6,
(b) alters or changes any term of the Certificate of Incorporation of the First Surviving Entity or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of Company.

     8.5 WAIVER. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                            SECTION 9 - MISCELLANEOUS

     9.1 NO SURVIVAL. None of the representations and warranties contained herein shall survive the Effective Time and only those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

     9.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

            (a)   if to Parent or Sub, to:

                  Genzyme Corporation
                  Genzyme Center
                  500 Kendall Street
                  Cambridge, MA 02142
                  Attn: Earl M. Collier, Jr.
                  Telephone: 617-252-7500
                  Facsimile: 617-761-8918
                  with a copy to:

                  Ropes & Gray LLP
                  One International Place
                  Boston, Massachusetts  02110
                  Attn: Paul M. Kinsella
                  Telephone: (617) 951-7921
                  Facsimile: (617) 951-7050


            (b)   if to Company, to:

                  ILEX Oncology, Inc.
                  4545 Horizon Hill Blvd
                  San Antonio, Texas 78229
                  Attn: Chief Executive Officer
                  Telephone: (210) 949-8200
                  Facsimile: (210) 949-8210

                  with a copy to:

                  Fulbright & Jaworski L.L.P.
                  300 Convent Street, Suite 2200
                  San Antonio, Texas  78205
                  Attn: Phillip M. Renfro
                  Telephone: (210) 224-5575
                  Facsimile: (210) 270-7205

Any party may by notice given in accordance with this Section 9.2 to the other parties designate another address or person for receipt of notices hereunder.

     9.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Mergers and related transactions, and supersedes all prior agreements, written or oral, between the parties with respect thereto, other than the Confidentiality Agreement, which shall survive execution of this Agreement and any termination of this Agreement other than any "standstill" provision which shall expire concurrently with the execution and delivery of this Agreement.

     9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of the State of Delaware apply to the Mergers, the rights of Company and Sub stockholders relative to the Mergers, and the rights of the member of LLC relative to the Second Merger.

     9.5    BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

            (b) Other than Section 4.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent, Sub, LLC and Company and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.6 SECTION HEADINGS. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.

     9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to use reasonable commercial efforts to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

     9.9 SUBMISSION TO JURISDICTION; WAIVER. Each of Company, Parent, LLC and Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the Commonwealth of Massachusetts and each of Company, Parent, LLC and Sub hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Company, Parent, LLC and Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     9.10 ENFORCEMENT. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     9.11 RULES OF CONSTRUCTION. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

     9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY, LLC AND SUB HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

                                            ILEX ONCOLOGY, INC.


                                            By  /s/   Jeffrey H. Buchalter
                                               ---------------------------------
                                               Name:  Jeffrey H. Buchalter
                                               Title: Chief Executive Officer


                                            GENZYME CORPORATION


                                            By  /s/   Earl M. Collier, Jr.
                                               ---------------------------------
                                               Name:  Earl M. Collier, Jr.
                                               Title: Executive Vice President


                                            GLBC CORP.


                                            By: /s/   Earl M. Collier, Jr.
                                               ---------------------------------
                                               Name:  Earl M. Collier, Jr.
                                               Title: Vice President


                                            GLBC LLC

                                            By: /s/   Earl M. Collier, Jr.
                                               ---------------------------------
                                                      (Authorized Person)
                                               Name:  Earl M. Collier, Jr.


                [Signature Page to Agreement and Plan of Merger]

                                                                       EXHIBIT A

                        [FORM OF CERTIFICATE OF MERGER OF
                 GLBC CORP. WITH AND INTO ILEX ONCOLOGY, INC. ]

--------------------------------------------------------------------------------

 Pursuant to Section 251 of the General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST:   The name and state of incorporation of each constituent
corporation of the merger is as follows:

              Name                          State of Incorporation
              ----                          ----------------------
              ILEX Oncology, Inc.           Delaware
              GLBC Corp.                    Delaware

     SECOND: A plan and agreement among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:   The name of the surviving corporation is ILEX Oncology, Inc., a
Delaware corporation.

     FOURTH: The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of ILEX Oncology, Inc., as amended and restated prior to the date hereof.

     FIFTH:   The executed plan and agreement of merger is on file at an office of the surviving corporation located at 500 Kendall Street, Cambridge, Massachusetts, 02142.

     SIXTH:   A copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The effective time for the merger shall be 11:58 p.m. on {THE CLOSING DATE}, 2004.

     IN WITNESS WHEREOF, ILEX Oncology, Inc. has caused this certificate to be signed by _____________________, its authorized officer, this ___ day of _________, 2004.

                                            ILEX ONCOLOGY, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT B

                        [FORM OF CERTIFICATE OF MERGER OF
                   ILEX ONCOLOGY, INC. WITH AND INTO GLBC LLC]

--------------------------------------------------------------------------------

 Pursuant to Section 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act

--------------------------------------------------------------------------------

     The undersigned limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, does hereby certify that:

     FIRST:   The name and jurisdiction of formation or organization of each entity which is to merge is as follows:

              Name                          Jurisdiction of Formation/Organization
              ----                          --------------------------------------
              GLBC LLC                      Delaware
              ILEX Oncology, Inc.           Delaware

     SECOND: A plan and agreement of merger has been approved, adopted, certified, executed, and acknowledged, in accordance with Section 264 of the General Corporation Law of the State of Delaware and otherwise to the extent required under other applicable Delaware law, by each of the entities which is to merge.

     THIRD:   The name of the surviving entity is GLBC LLC, a Delaware limited liability company.

     FOURTH: The effective time for the merger shall be 11:59 p.m. on {THE CLOSING DATE}, 2004.

     FIFTH:   The executed plan and agreement of merger is on file at a place of business of the surviving entity, located at 500 Kendall Street, Cambridge, Massachusetts, 02142.

     SIXTH:   A copy of the plan and agreement of merger will be furnished by the surviving entity, on request and without cost, to any member of GLBC LLC or any stockholder of ILEX Oncology, Inc.

     IN WITNESS WHEREOF, GLBC LLC has caused this certificate to be signed by a duly authorized agent, this ___ day of _________, 2004.

                                            GLBC LLC

                                            By:
                                               ---------------------------------
                                                  (Authorized Person)
                                               Name:

                                                                       EXHIBIT C

                           [FORM OF AFFILIATE LETTER]

                                ___________, 2004

Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, MA 02142

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of ILEX Oncology, Inc. ("Company"), a Delaware corporation, as the term "affiliate" is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 26, 2004 among Genzyme Corporation ("Parent"), a Massachusetts corporation, GLBC Corp.("Sub"), Delaware corporation that is a wholly-owned subsidiary of Parent, GLBC LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Parent, and Company, Company will be merged with Sub (the "First Merger").

     In connection with the First Merger, I may become entitled to receive shares of Genzyme common stock, $0.01 par value per share (the "Parent Shares"), in exchange for the shares owned by me of common stock, $0.01 par value per share, of Company (the "Company Shares").

     I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the First Merger:

     (a) I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Securities Act or the rules and regulations thereunder.

     (b) I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for Company.

     (c) I have been advised that the issuance of the Parent Shares to me pursuant to the First Merger has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4; however, because I may be deemed to be an affiliate of Company and the distribution of the Parent Shares by me or on my behalf has not been registered under the Securities Act, dispositions of the Parent Shares by me or on my behalf may be restricted under the Securities Act and the rules and regulations thereunder. I will not sell, transfer, hedge, encumber or otherwise dispose of the Parent Shares issued to me in the First Merger unless the disposition (x) is made in conformity with the volume and other limitations of

Rule 145 under the Securities Act (or a successor provision), (y) is made pursuant to an effective registration statement under the Securities Act or (z) is, in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the staff of the SEC, exempt from registration under the Securities Act.

     (d) I understand that Parent is under no obligation to register under the Securities Act (or otherwise) the disposition of the Parent Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (e) I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

            THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND GENZYME.

     (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 under the Securities Act (and satisfactory evidence of such conformity is provided to Parent), or pursuant to an effective registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

     I understand and agree that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Parent a copy of a "no action" or interpretive letter from the staff of the SEC, or an opinion of counsel reasonably satisfactory to Parent in form and substance satisfactory to Parent, to the effect that disposition of the shares by the holder thereof is not restricted under the Securities Act.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                            Very truly yours,


                                            ------------------------------------
                                            Name (print):
                                            Address:


Accepted:


GENZYME CORPORATION



By:
   -------------------------------
Name (print):
Title:


Dated:
   -------------------------------


                      [Signature Page to Affiliate Letter]